Exhibit 107

Calculation of Filing Fee Tables

S-3

Spero Therapeutics, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Equity	Preferred Stock, $0.001 par value	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Debt	Debt Securities	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Equity	Warrants	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Equity	Rights	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Equity	Units	457 (o)	(1)	(2)	(2)

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457 (o)			$18,594,457	$0.0001476	$ 2,744.55

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Equity	Preferred Stock, $0.001 par value	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Debt	Debt Securities	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Equity	Warrants	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Equity	Rights	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Equity	Units	415 (a)(6)		(3)		(3)		Form S-3	333-254170	March 29, 2021

Carry Forward Securities	Unallocated (Universal) Shelf	(1)	415 (a)(6)			$281,405,543(3)	$0.0001091 (3)		Form S-3	333-254170	March 29, 2021	$30,701.35

	Total Offering Amounts					$300,000,000.00		$2,744.55

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee due							$2,744.55

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The $300,000,000 of securities registered hereunder includes $75,000,000 of shares of common stock that may be offered, issued and sold pursuant to that certain “at-the-market offering” sales agreement by and between the registrant and Cantor Fitzgerald & Co. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3) The registrant previously paid registration fees in the aggregate of $32,730 with respect to the Registration Statement on Form S-3 (Commission File No. 333-254170) (the “Prior Registration Statement”) of which $30,701.35 was paid in connection with the registration of the primary offering of securities that remain unsold as of the date hereof (the “Carried Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act the registration fee of $30,701.35 associated with the offering of the unsold securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the unsold securities registered hereunder and will continue to be applied to the Carried Unsold Securities registered hereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carried Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carried Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.